                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 28, 1993 (except as to Note 12, which is as of December 3, 1993) relating to the consolidated financial statements of Spinnaker Software Corporation which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                            PRICE WATERHOUSE LLP

Boston, Massachusetts
June 7, 1995